Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, Inland Real Estate Acquisitions, Inc., an Illinois corporation, (“Assignor”), hereby assigns to IREIT West Bend Main, L.L.C., a Delaware limited liability company (“Assignee”), all of Assignor’s right, title and interest as a party to that certain Purchase and Sale Agreement dated April 4, 2014 (as amended, the “Purchase Agreement”) by and between Assignor, as the buyer, and South Main Center, Inc., a Wisconsin corporation, as the seller, with respect to the purchase and sale of certain real property and improvements listed on Exhibit A attached hereto and as further described in the Purchase Agreement (“Property”).

By execution hereof by Assignee, Assignee for itself and its successors and assigns hereby accepts the assignment and assumes all of the obligations of Assignor under the Purchase Agreement with respect to the Property; provided, however, Assignor agrees to remain liable under the Purchase Agreement as if Assignor is still a party to such Purchase Agreement.

This Assignment is effective as of the 11th day of July, 2014.

ASSIGNOR:	Inland Real Estate Acquisitions, Inc., an Illinois corporation

	By:	/s/ Sharon Anderson-Cox
	Name:	Sharon Anderson-Cox
	Its:	SVP

ASSIGNEE:	IREIT West Bend Main, L.L.C., a Delaware Limited liability company

	By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ Marcia Grant
		Name:	Marcia Grant
		Its:	Assistant Secretary

EXHIBIT A

LEGAL DESCRIPTION

(see attached)